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                                                                Exhibit 10(y)

              RETIREMENT, CONSULTING AND NON-COMPETITION AGREEMENT

                  AGREEMENT dated as of February 23, 1998, by and between OXFORD HEALTH PLANS, INC. (the "Corporation"), having a principal office in Darien, Connecticut, and Stephen F. Wiggins ("Wiggins").

                              W I T N E S S E T H:

                  WHEREAS, Wiggins and the Corporation entered into an employment agreement (the "Employment Agreement"), dated as of August 14, 1996, pursuant to which Wiggins served as Chairman and Chief Executive Officer of the Corporation; and

                  WHEREAS, Wiggins resigned as Chief Executive Officer of the Corporation on or about August 5, 1997; and

                  WHEREAS, Wiggins has decided to retire from his position as Chairman of the Corporation effective as of February 23, 1998; and

                  WHEREAS, in connection with such retirement, Wiggins is willing to continue to serve the Corporation as a consultant; and

                  WHEREAS, the Corporation wishes to provide for the continued services of Wiggins as a consultant following Wiggins's retirement by engaging and retaining Wiggins to
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provide services to the Corporation as a consultant and Wiggins desires to perform such services; and

                  WHEREAS, the Corporation wishes that Wiggins not engage in competition with the Corporation and Wiggins is willing to agree to such non-competition.

                  NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties, herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Retirement. Wiggins shall cease to be an employee of the Corporation effective as of February 23, 1998. Wiggins agrees and acknowledges that, effective as of February 23, 1998, the Employment Agreement shall be terminated and cease to have any effect, except with respect to amounts payable to Wiggins thereunder which remain unpaid or as otherwise provided in this Agreement.

                  2. Term. The term of this Agreement (the "Term") shall be the period commencing as of February 23, 1998 and ending on February 23, 2001.

                  3. Duties. During the Term, Wiggins shall provide assistance, upon reasonable request, to the Chief Executive Officer of the Corporation, on matters including but not
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limited to provider, employee and investor relations, and shall take all other actions reasonably requested by the Board of Directors of the Corporation (the "Board") through the Chairman to assure a smooth transition from Wiggins's prior capacity as Chairman of the Corporation. Wiggins agrees to continue to represent the Corporation, for the Term of this Agreement or until requested to resign by the Board, on the Executive Committee of the Health Care Leadership Council, the Board of Directors of the American Association of Health Plans and the President's Commission on Health Care. Wiggins further agrees to resign his position as a Director of the Corporation upon the request of a majority of the Board (excluding Wiggins for such purpose).

                  4. Place of Performance. Wiggins shall not be required to render services exclusively at the principal executive offices of the Corporation in Darien, Connecticut; such services may be rendered at any other mutually agreeable place, or by telephone or correspondence. The Corporation shall provide Wiggins with office space large enough to accommodate an executive office, a secretarial office and a conference room; such space shall be outside the


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Corporation's principal executive offices.

                  5. Fees, Expenses and Benefits.

                  (a) Fee. The Corporation shall pay to Wiggins (i) upon execution of this Agreement, a lump sum cash amount of $3.6 million and (ii) during the Term, an annual amount of $1.8 million, payable monthly.

                  (b) Expenses. The Corporation shall promptly reimburse Wiggins for all reasonable and customary expenses incurred by Wiggins in performing services hereunder, including all expenses of travel, food and lodging, provided that such expenses are incurred and accounted for in accordance with the Corporation's policies and procedures.

                  (c) Other Benefits. During the Term, Wiggins and his dependents shall be entitled to continue to participate in the Corporation's group health plan as in effect from time to time, or plans or arrangements providing Wiggins and his dependents with equivalent coverage thereunder. In addition, the Corporation shall (i) reimburse Wiggins for his reasonable expenses at the Harvard Club of New York, Wee Burn Country Club and the Young Presidents Organization; (ii) reimburse Wiggins for annual tax preparation services;


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and (iii) retain Barbara Schubert (or equivalent assistant) on the payroll of the Corporation for the purpose of providing Wiggins with secretarial services.

                  (d) Options. All stock options granted to Wiggins which are otherwise not vested shall become fully vested and immediately exercisable. Notwithstanding anything to the contrary in the Corporation's 1991 Stock Option Plan or any award agreement, the expiration date of all of the options held by Wiggins shall be extended until February 23, 2002, and all of the options held by Wiggins shall continue to be exercisable until February 23, 2002.

                  6. Termination. This Agreement shall be terminated prior to the end of the Term only upon the mutual consent of Wiggins and the Corporation.

                  7. Oxford Specialty Management. During the Term, Wiggins shall have the right of first offer to purchase Oxford Specialty Management ("OSM"). For purposes of this Section 7, a "right of first offer to purchase" means that
(i) in the event the Corporation decides to sell or transfer to a third party, the capital stock of OSM or all or substantially all of the assets of OSM (the "OSM Assets"),


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the Corporation hereby agrees to notify Wiggins and allow Wiggins a period of thirty (30) days to make an offer to purchase the OSM Assets from the Corporation, and (ii) in the event the Corporation does not agree to sell the OSM Assets to Wiggins for the value (taking into account purchase price, terms, conditions and ongoing contractual relationships) (the "Wiggins Price") at which Wiggins offers to purchase the OSM Assets, the Corporation agrees not to dispose of the OSM Assets in a transaction with a third party for value if such value does not exceed the Wiggins Price. In the event that the Corporation decides to liquidate or otherwise dispose of OSM other than as a result of a transaction with a third party, the Corporation will notify Wiggins and allow Wiggins to submit alternate proposals to the Corporation; provided, however, that in no event will this opportunity create an obligation of the Corporation to accept any such alternate proposal. In the event that Wiggins acquires the OSM Assets, Wiggins shall have the right to occupy any position at OSM.

                  8. Noncompetition and Nonsolicitation.

                  (a) Except as provided in Section 7 above or with the prior written consent of the Corporation, Wiggins shall


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not, during the Term, be employed by, or have a significant ownership interest in, any business which is principally and directly engaged in the operation of health maintenance organizations or the health insurance business in the United States. For the purposes of this Agreement, the ownership of less than ten percent (10%) of the outstanding securities of any corporation shall not be deemed to constitute a "significant ownership interest."

                  (b) During the Term, Wiggins shall not solicit for employment any person who is at such time (or who was within the one-month period prior to such solicitation) employed by the Corporation or its affiliates.

                  9. Cooperation. During the Term and thereafter, Wiggins hereby agrees to reasonably cooperate with the Corporation in respect of all legal proceedings, regulatory inquiries and related matters that are in progress as of the date of this Agreement or that may subsequently be filed that arise in respect of and/or are in connection with any activities of the Corporation during the term of Wiggins's employment with the Corporation.

                  10. Notice. For the purposes of this Agreement,


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notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Wiggins:

                  Stephen F. Wiggins
                  8 Butlers Island Road
                  Darien, Connecticut  06820

                  If to the Corporation:

                  Oxford Health Plans, Inc.
                  800 Connecticut Avenue
                  Norwalk, Connecticut  06854
                  Attn:  Secretary

or to such other address as any party may have furnished to the others in writing in accordance herewith.

                  11. Modification of Agreement; Governing Law. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Wiggins and the Corporation. This Agreement shall be governed by, and is to be construed and enforced in accordance with, the laws of the State of Connecticut without regard to its conflicts of law


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principles. The invalidity or unenforceability of any provision of this
Agreement under such law shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  12. Entire Agreement. This Agreement sets forth the entire Agreement of the parties hereto in respect of the subject matter contained herein and supersedes and cancels all prior agreements and understandings, whether oral or written, with respect to the subject matter of this Agreement. Notwithstanding the foregoing, this Agreement shall not impact in any way Wiggins's rights of indemnification under the directors' and officers' insurance policies maintained by the Corporation, the Corporation's by-laws and certificates of incorporation, or statutory or common law.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                    OXFORD HEALTH PLANS, INC.

                                    By:
                                             -----------------------------------
                                  Name:
                                 Title:

                                             -----------------------------------
                                             Stephen F. Wiggins